October 19, 2021

United States Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C.

USA  20549

Re: Algernon Pharmaceuticals Inc. - Registration Statement on Form F-1

Representation under Item 8.A.4 of Form 20-F ("Item 8.A.4")

Algernon Pharmaceuticals Inc., a company incorporated pursuant to the laws of the Province of British Columbia, Canada (the "Company"), is making this representation in connection with the Company's filing on the date hereof of its registration statement on Form F-1 (the "Registration Statement") relating to a proposed initial public offering in the United States of units of the Company, with each unit consisting of one Class A common share (a "Common Share") and an undetermined number of common share purchase warrants.

The Company has included in the Registration Statement its audited consolidated financial statements for the fiscal years ended August 31, 2020 and 2019.

Item 8.A.4 of Form 20-F states that in the case of a company's initial public offering, the registration statement on Form F-1 must contain audited financial statements as of a date not older than 12 months at the time the document is filed unless a representation is made pursuant to Instruction 2 to Item 8.A.4. The Company is making this representation pursuant to Instruction 2 to Item 8.A.4, which provides that a company may instead comply with the 15-month requirement "if the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship."

The Company hereby represents that:

1.	The Company is not required to comply with the 12-month requirement in any jurisdiction outside the United States;

2.	Compliance with Item 8.A.4 at present is impracticable and involves undue hardship for the Company;

3.	The Company does not anticipate that its audited financial statements for the year ended August 31, 2021 will be available until the end of November 2021; and

4.	In no event will the Company seek effectiveness of its Registration Statement on Form F-1 if its audited financial statements are older than 15 months at the time of the offering.

The Company is filing this representation as an exhibit to the Registration Statement on Form F-1 pursuant to Instruction 2 to Item 8.A.4.

Yours truly,

Algernon Pharmaceuticals Inc.

/s/ Christopher Moreau
By: Christopher Moreau
Title: Chief Executive Officer

Suite 915 – 700 West Pender Street, Vancouver, British Columbia, Canada, V6C 1G8
Tel: (604) 398-4175 ext. 701